Consent of Independent Registered Public Accounting Firm	EXHIBIT 23.3

We consent to the incorporation by reference in Registration Statement No. 333-227202 on Form S-3 and Registration Statement Nos. 333-240242, 333-231864, 333-220330, and 333-220324 on Form S-8 of our report dated February 14, 2020, relating to the financial statements of The Dow Chemical Company (not presented herein), appearing in this Annual Report on Form 10-K of DuPont de Nemours, Inc. for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP
Midland, Michigan
February 12, 2021